UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Idera Pharmaceuticals, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide certain information as an update to the information provided in the Company’s previous periodic filings with the Securities and Exchange Commission (the “SEC”) in order to reflect recent business developments. Updated risk factors and a summary description of the Company’s business are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. This Current Report on Form 8-K, including the exhibits hereto, should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and the Company’s Current Reports on Form 8-K.

The Company’s Restated Certificate of Incorporation, as amended, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-191073) filed with the SEC on September 10, 2013, inadvertently omitted the Company’s Certificate of Designations, Preferences and Rights of Series E Preferred Stock, which was previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on November 14, 2012. An updated Exhibit 4.1 is filed herewith and is incorporated herein by reference.

On February 4, 2014, the Company issued a press release announcing its intention to offer and sell shares of its common stock and pre-funded warrants in an underwritten public offering, subject to market conditions and other factors, pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-191073). The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: February 5, 2014	By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended

99.1	Updated Risk Factors

99.2	Updated Summary Business Description

99.3	Press Release dated February 4, 2014